UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): March 30, 2005

Trinsic, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-28467	59-3501119
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of Incorporation or Organization)		Number)

601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(Address of Principal Executive Offices)
(813) 273-6261
(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
Item 2.02 Results of operations and Financial Condition
SIGNATURE
EX-10.1: THERMO CREDIT AGREEMENT
EX-99.1: NEWS RELEASE DATED MARCH 30, 2005
EX-99.2: TRANSCRIPT OF THE EARNINGS CALL

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into Material Definitive Agreement

     On April 1, 2005 we entered into an accounts receivable financing facility with Thermo Credit LLC. The facility provides for us to sell eligible accounts receivable to Thermo Credit in amounts up to $22 million. We intend to utilize this facility to replace our existing credit facility with Textron Financial Corporation. We expect to transition to the Thermo Credit facility in late April. A copy of the Thermo Credit agreement is attached as Exhibit 10.1 to this Form 8-K.

Section 2 — Financial Information

Item 2.02 Results of operations and Financial Condition

     We announced the results of our operations for the year ended December 31, 2004 and for the quarter then ended via a news release on March 30, 2004 and an earnings conference call that same day. A copy of this news release is attached as Exhibit 99.1 to this Form 8-K. A transcript of the earnings call is attached as Exhibit 99.2 to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 5, 2005.

TRINSIC, INC.

BY:	/s/ Horace J. Davis, III

Name:	Horace J. Davis, III
Title:	Acting Chief Executive Officer

A signed original of this Form 8-K has been provided to Trinsic, Inc. and will be retained by Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.